Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the inclusion in or incorporation by reference into (i) the Registration Statement on Form S-8 (No. 333-178493) (including any amendments or supplements thereto, related appendices, and financial statements) of Memorial Production Partners LP, (ii) the Registration Statement on Form S-3 (No. 333-187055) (including any amendments or supplements thereto, related appendices, and financial statements) of Memorial Production Partners LP, (iii) the Registration Statement on Form S-4 (No. 333-189448) (including any amendments or supplements thereto, related appendices, and financial statements) of Memorial Production Partners LP, and (iv) the Registration Statement on Form S-3 (No. 333-189449) (including any amendments or supplements thereto, related appendices, and financial statements) of Memorial Production Partners LP of: (a) our report, dated October 1, 2013, with respect to estimates of reserves and future net revenues to the interests of Memorial Production Partners LP and its subsidiaries, as of December 31, 2012; (b) our report, dated February 26, 2013, with respect to estimates of reserves and future net revenues to the interests of Memorial Production Partners LP and its subsidiaries, as of December 31, 2012; (c) our report, dated March 15, 2013, with respect to estimates of reserves and future net revenues to the interest of WHT Energy Partners LLC, as of December 31, 2012; (d) our report, dated September 13, 2013, with respect to estimates of reserves and future net revenues to the interest of Boaz Energy, LLC, as of April 30, 2013; (e) our report, dated September 13, 2013, with respect to estimates of reserves and future net revenues to the interest of Crown Energy Partners, LLC, as of April 30, 2013; and (f) our report, dated September 16, 2013, with respect to estimates of reserves and future net revenues to the interest of Black Diamond Minerals, LLC, as of April 30, 2013. We also hereby consent to all references to our firm or such reports included in or incorporated by reference into such Registration Statements.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas

October 1, 2013

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